UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2009

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2009, SumTotal Systems, Inc., a Delaware corporation (the “Company” or “SumTotal”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Amber Holding Inc., a Delaware corporation (“Newco”), and Amber Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Newco (the “Merger”). Newco is controlled by Vista Equity Partners Fund III, L.P. (“Vista”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (collectively, the “Common Stock”), other than shares owned by the Company, Newco or Merger Sub, will be canceled and extinguished and automatically converted into the right to receive $4.85 in cash, without interest.

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company under certain circumstances to provide information and participate in discussions at any time with respect to unsolicited alternative acquisition proposals and prior to the time the Company receives approval of the Merger Agreement from its stockholders.

The Merger Agreement contains certain termination rights for both the Company and Newco. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Newco a termination fee of $6.67 million, depending on the circumstances of the termination and, under certain circumstances, to reimburse Newco for an amount not to exceed $1 million for transaction expenses incurred by Newco and its affiliates. The Company’s reimbursement of Newco’s expenses would reduce the amount of any required termination fee that becomes payable by the Company.

Newco has obtained equity financing commitments for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the equity commitment will be sufficient to fully finance the Merger and the other transactions contemplated thereby. Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including the maintenance of a minimum cash and cash equivalents balance at the closing. The affirmative vote of a majority of the Company’s outstanding shares is required to adopt the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board of Directors of the Company (the “Board of Directors”) approved the Merger Agreement. RBC Capital Markets Corporation (“RBC”) serves as the financial advisor to the Board of Directors. On May 26, 2009, RBC delivered a written opinion to the Board of Directors that, as of the date of the opinion and subject to the limitations contained therein, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Merger is fair to such stockholders.

On May 27, 2009, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Newco or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where You Can Find It

In connection with the proposed transaction, SumTotal will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of SumTotal are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from SumTotal’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of SumTotal’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.

Item 1.02	Termination of a Material Definitive Agreement.

On May 26, 2009, SumTotal terminated the Agreement and Plan of Merger dated April 23, 2009, as amended on May 18, 2009 (the “AKKR Merger Agreement”), by and among the Company, ST Software Holdings, LLC, a Delaware limited liability company and ST Mergersub, Inc., a Delaware corporation, in order to enter into the Merger Agreement, as described in Item 1.01 above. In connection with the termination of the AKKR Merger Agreement, the Company paid an affiliate of ST Software Holdings, LLC a termination fee of $6.67 million. A description of the material terms of the AKKR Merger Agreement, as amended, is contained in SumTotal’s current reports on 8-K filed with the SEC on April 24, 2009 and May 19, 2009 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger dated May 26, 2009 by and among the Company, Newco and Merger Sub

99.1	Press release dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

Date: May 27, 2009

	By:	/s/ Neil Laird
Neil Laird Chief Financial Officer